EXHIBIT 1.1

[ENGLISH TRANSLATION FOR PURPOSES OF REFERENCE ONLY]

ARTICLES OF ASSOCIATION

OF

CHINA EASTERN AIRLINES CORPORATION LIMITED

(Approved by Special Resolution Adopted at the 2006 Shareholders'
Annual General Meeting)

June 29, 2007
Shanghai, PRC

ARTICLES OF ASSOCIATION
OF CHINA EASTERN AIRLINES CORPORATION LIMITED

Chapter 1	General Provisions
Chapter 2	Purposes and Scope of Business
Chapter 3	Shares and Registered Capital
Chapter 4	Reduction of Capital and Repurchase of Shares
Chapter 5	Financial Assistance for Acquisition of Shares
Chapter 6	Share Certificates and Register of Shareholders
Chapter 7	Shareholders' Rights and Obligations
Chapter 8	Shareholders' general meetings
Chapter 9	Special Procedures for Voting by a Class of Shareholders
Chapter 10	Board of Directors and Independent Directors
Chapter 11	Secretary of the Board of Directors
Chapter 12	General Manager
Chapter 13	Supervisory Committee
Chapter 14	The Qualifications and Duties of the Directors, Supervisors, General Manager, Deputy General Managers and other Senior Administrative Officers of the Company
Chapter 15	Financial and Accounting Systems and Profit Distribution
Chapter 16	Appointment of Accountants Firm
Chapter 17	Insurance
Chapter 18	Labour and Personnel Management Systems
Chapter 19	Trade Union
Chapter 20	Merger and Division of the Company
Chapter 21	Dissolution and Liquidation
Chapter 22	Procedures for Amendments of the Articles of Association
Chapter 23	Settlement of Disputes
Chapter 24	Supplementary

ARTICLES OF ASSOCIATION OF

CHINA EASTERN AIRLINES CORPORATION LIMITED

(Approved by Special Resolution Adopted at the 2006 Shareholders'
Annual General Meeting held on June 29, 2007)

CHAPTER 1: GENERAL PROVISIONS

Article 1.
The Company is a joint stock limited company established in accordance with the "Company Law of the People's Republic of China" (the "Company Law"), "State Council's Special Regulations Regarding the Issue of Shares Overseas and the Listing of Shares Overseas by Companies Limited by Share" (the "Special Regulations") and other relevant laws and regulations of the State.

The Company was established by way of promotion with the approval under the document "Ti Gai Sheng" [1994] No.140 of the People's Republic of China's State Commission for Restructuring the Economic System. It is registered with and has obtained a business licence from China's State Administration Bureau for Industry and Commerce on April 14, 1995. The number of the Company's business licence is: 10001767-8.

The Company changed its registration with Shanghai Administration for Industry and Commerce on October 18, 2002. The number of the Company’s business license is: Qi Gu Hu Zong Zi No. 032138.

The promoter of the Company is: Eastern Air Group Company.

Article 2.	The Company's registered name in Chinese is: 中国东方航空股份有限公司 and in English is: CHINA EASTERN AIRLINES CORPORATION LIMITED

Article 3.	The Company's address: 66 Airport Street, Pudong International Airport, Shanghai, The People's Republic of China
Zip Code : 201202
Telephone : (021) 62686268 Facsimile : (021) 62686116

Article 4.	The Company's legal representative is the Chairman of the board of directors of the Company.

Article 5.	The Company is a joint stock limited company in perpetual existence.

Article 6.	In accordance with the PRC Company Law, the Special Regulations, Mandatory Provisions for the Articles of Association of Companies to be Listed Outside China (the "Mandatory Provisions") and other relevant laws and administrative regulations, the Company adopted a resolution at the 2006 shareholders' annual general meeting on June 29, 2007 to amend the Company's previously amended articles of association approved at the 2004 shareholders' annual general meeting on June 30, 2005 (the "Original Articles of Association") and to formulate these articles of association of the Company.

Article 7.
The Company has completed the registration procedures at China's State Administration for Industry and Commerce, or Shanghai Administration for Industry and Commerce, for the Original Articles of Association. The Original Articles of Association took effect on the date of registration.

The Original Articles of Association have been approved by the approving authority authorized by the State Council and the State Council Securities Committee. The Original Articles of Association shall be replaced by these articles of association of the Company.

The Company shall file an application to amend its statutory registration in respect of the amendment of these articles of association within the time limit prescribed by the relevant laws and administrative regulations.

Article 8.
From the date of these articles of association becoming effective, these articles of association constitute a legally binding document regulating the Company's organisation and activities, and the rights and obligations between the Company and each shareholder and among the shareholders inter se.

Article 9.
These articles of association are binding on the Company and its shareholders, directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company; all of whom are entitled to claim rights concerning the affairs of the Company in accordance with these articles of association.

These articles of association are actionable by a shareholder against the Company and vice versa, by shareholders against each other and by a shareholder against the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company in respect of rights and obligations concerning the affairs of the Company arising out of these articles of association.

The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

Article 10.
The Company may invest in other limited liability companies or joint stock limited companies. The Company's liabilities to an investee company shall be limited to the amount of its capital contribution to the investee company.

Upon approval of the companies approving department authorized by the State Council, the Company may, according to its need of operation and management, operate as a holding company as prescribed in the second paragraph of Article 12 of the Company Law.

Article 11.	On condition of compliance with applicable laws and regulations of the People's Republic of China ("PRC"), the Company has the power to raise and borrow money which power includes without limitation the issue of debentures, the charging or mortgaging of part or whole of the Company's business or properties and other rights permitted by PRC laws and administrative regulations.

CHAPTER 2: PURPOSES AND SCOPE OF BUSINESS

Article 12.
The business purposes of the Company are: to provide the public with safe, punctual, comfortable, fast and convenient air transport service and other ancillary services, to enhance the cost-effectiveness of the services and to protect the lawful rights and interests of the shareholders.

Article 13.	The scope of business of the Company shall comply with those items approved by the companies registration authority.

The scope of business of the Company includes: domestic and approved international and regional business for air transportation of passengers, cargo, mail, luggage and extended services; general aviation business; maintenance of aviation equipment and machinery; manufacture and maintenance of aviation equipment; agency business for domestic and overseas airlines and other business related to air transportation, and other lawful businesses that can be carried on by a joint stock limited company formed under the Company Law.

Article 14.
The Company may, according to its ability to develop, and upon the approval by special resolution adopted by the Shareholders' general meeting and the approval of the relevant state governing authority, adjust its scope of business or investment orientation and method etc.

CHAPTER 3: SHARES AND REGISTERED CAPITAL

Article 15.
There must, at all times, be ordinary shares in the Company. Subject to the approval of the companies approving department authorized by the State Council, the Company may, according to its requirements, create classes of shares.

Article 16.	The shares issued by the Company shall have a par value of Renminbi one yuan.

The Renminbi referred to in the preceding paragraph is the legal currency of the People's Republic of China.

Article 17.	Subject to the approval of the securities authority of the State Council, the Company may issue and offer shares to domestic investors or foreign investors for subscription.

Foreign investors referred to in the preceding paragraph means those investors of foreign countries and regions of Hong Kong, Macau and Taiwan who subscribe for shares issued by the Company. Domestic investors means those investors within the territory of the PRC (excluding investors of the regions referred to in the preceding sentence) who subscribe for shares issued by the Company.

Article 18.
Shares issued by the Company to domestic investors for subscription in Renminbi shall be referred to as "Domestic-Invested Shares". Shares issued by the Company to foreign investors for subscription in foreign currencies shall be referred to as "Foreign-Invested Shares". Foreign-Invested Shares which are listed overseas are called "Overseas-Listed Foreign-Invested Shares".

The foreign currencies referred to in the preceding paragraph mean the legal currencies (apart from Renminbi) of other countries or districts which are recognised by the foreign exchange control authority of the State and can be used to pay the Company for the share price.

Article 19.
Domestic-Invested Shares issued by the Company shall be called "A Shares". Overseas-Listed Foreign-Invested Shares issued by the Company and listed in Hong Kong shall be called "H Shares". H Shares are shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the "Stock Exchange"), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States of America in the form of American depositary receipts.

Article 20.
In accordance with the approval granted by the Securities Commission of the State Council, the Company may issue a total of 4,866,950,000 ordinary shares, of which (a) 3,000,000,000 A Shares were issued upon the establishment of the Company and were all subscribed for by the promoter of the Company; (b) 1,566,950,000 H Shares were issued to foreign investors in an initial public offering in February 1997; and (c) 300,000,000 ordinary shares were issued publicly to domestic investors, including up to 45,000,000 shares issued to the employees of the Company.

Article 21.
Following the issuance of 300,000,000 ordinary shares to domestic investors, the total amount of the outstanding shares of the Company is 4,866,950,000 shares, comprising 3,000,000,000 A Shares held by China Eastern Air Holding Company (which were issued upon the establishment of the Company and all subscribed for by the promoter of the Company representing 61.6% of the total share capital of the Company), 1,566,950,000 H Shares issued to and purchased by foreign investors in an initial public offering, representing 32.2% of the total share capital of the Company, 300,000,000 A Shares issued to domestic investors, representing 6.2% of the total share capital of the Company.

The shareholders’ meeting for the A Shares held on December 18, 2006 approved the share reform plan of the Company. Following the implementation of the share reform plan, the total share capital of the Company remains unchanged and consists of 4,866,950,000 shares, of which, China Eastern Air Holding Company holds 2,904,000,000 A Shares, which represent 59.67% of the total share capital of the Company; 1,566,950,000 H Shares, which are Overseas-Listed Foreign-Invested Shares, represent 32.20% of the total share capital of the Company; and 396,000,000 A Shares, which are Domestic-Invested Shares, represent 8.13% of the total share capital of the Company.

Article 22.
Upon approval by the securities governing authority of the State Council of the proposal to issue Overseas-Listed Foreign-Invested Shares, the Company's board of directors may make implementing arrangements for the issue.

The Company's proposal to issue Overseas-Listed Foreign-Invested Shares pursuant to the preceding paragraph may be implemented within fifteen (15) months from the date of the approval of Securities Commission of the State Council.

Article 23.
In respect of the total number of shares as stated in a shares issuing proposal, where the Company shall separately issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, these respective shares shall be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for at their offerings due to some special circumstances, then subject to the approval of the Securities Committee of the State Council the shares may be issued by instalments.

Article 24.
The Company's registered capital is Renminbi 4,866,950,000. The Company, after having made its first increase of capital by issuing ordinary shares in accordance with Article 20 and Article 21, will increase its registered capital in accordance with the actual increase of capital by issuing shares as confirmed in a capital vertification report prepared by certified accountants, and will accordingly register the increased capital with China's State Administration Bureau for Industry and Commerce.

Article 25.	The Company may, based on its requirements for operation and development and in accordance with the relevant provisions of these articles of association, approve an increase of capital.

The Company may increase its capital in the following ways:

(1) offering new shares to non-specially-designated investors for subscription;

(2) placing new shares to its existing shareholders;

(3) allotting bonus shares to its existing shareholders;

(4) any other ways permitted by relevant laws and administrative regulations.

The Company's increase of capital by issuing new shares shall, after being approved in accordance with the provisions of these articles of association, be conducted in accordance with the procedures stipulated by relevant laws and administrative regulations.

Article 26.	Unless otherwise provided by relevant laws or administrative regulations, shares in the Company are freely transferable and are not subject to any lien.

CHAPTER 4: REDUCTION OF CAPITAL AND REPURCHASE OF SHARES

Article 27.	In accordance with the provisions of these articles of association, the Company may reduce its registered capital.

Article 28.	When the Company reduces its registered capital, it must draw up a balance sheet and an inventory of assets.

The Company shall notify its creditors within ten (10) days of the date of the Company's resolution for reduction of capital and shall publish a notice in a newspaper at least three times within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receiving the notice from the Company or, in the case of a creditor who does not receive the notice, within ninety (90) days of the date of the first public notice, to require the Company to repay its debts or provide a corresponding guarantee for such debt.

The Company's registered capital after reduction shall not be less than the statutory minimum amount.

Article 29.
The Company may, with approval according to the procedures provided in these articles of association and subject to the approval of the relevant governing authority of the State, repurchase its issued shares under the following circumstances:

(1) cancellation of shares for the reduction of its capital;

(2) merging with another company that holds shares in the Company;

(3) other circumstances permitted by relevant laws and administrative regulations.

Article 30.	The Company may, with the approval of the relevant State governing authority for repurchasing its shares, conduct the repurchase in one of the following ways:

(1) making a pro rata general offer of repurchase to all its shareholders;

(2) repurchasing shares through public dealing on a stock exchange;

(3) repurchase by an off-market agreement outside a stock exchange.

Article 31.
Where the Company repurchases its shares by an off-market agreement outside a stock exchange, the prior sanction of shareholders shall be obtained in accordance with these articles of association. The Company may release, vary or waive its rights under a contract so entered into by the Company with the prior approval of shareholders obtained in the same manner.

A contract to repurchase shares referred to in the preceding paragraph includes (without limitation) an agreement to become obliged to repurchase or an acquisition of the right to repurchase shares of the Company.

Rights of the Company under a contract to repurchase its shares are not capable of being assigned.

Article 32.
Shares repurchased in accordance with law by the Company shall be cancelled within the period prescribed by laws and administrative regulations, and the Company shall apply to the original companies registration authority for registration of the change of its registered capital.

The amount of the Company's registered capital shall be reduced by the aggregate par value of those cancelled shares.

Article 33.	Unless the Company is in the course of liquidation, it must complywith the following provisions in relation to repurchase of its issued shares:

(1)	where the Company repurchases shares of the Company at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of a fresh issue of shares made for that purpose;

(2)	where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of the book surplus distributable profits of the Company or out of the proceeds of a fresh issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

(i)	if the shares being repurchased were issued at par value, payment shall be made out of the book surplus distributable profits of the Company;

(ii)	if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of a fresh issue of shares made for that purpose, provided that the amount paid out of the proceeds of the fresh issue shall not exceed the aggregate of premiums received by the Company on the issue of the shares repurchased nor the current amount of the Company's capital common reserve fund account (including the premiums on the fresh issue) at the time of the repurchase;

(3)	payment by the Company in consideration of the following shall be madeout of the Company's distributable profits:

(i)	acquisition of rights to repurchase shares of the Company;

(ii)	variation of any contract to repurchase shares of the Company;

(iii)	release of any of the Company's obligation under any contract torepurchase shares of the Company;

(4)	after the Company's registered capital has been reduced by the total par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the
Company for paying up the par-value portion of the shares repurchased shall be transferred to the Company's capital common reserve fund account.

CHAPTER 5: FINANCIAL ASSISTANCE FOR ACQUISITION OF SHARES

Article 34.
The Company and its subsidiaries shall not, by any means at any time, provide any kind of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company. The said acquirer of shares of the Company includes a person who directly or indirectly incurs any obligations due to the acquisition of shares in the Company (the "obligor").

The Company and its subsidiaries shall not, by any means at any time, provide financial assistance to the obligor as referred to in the preceding paragraph for the purpose of reducing or discharging the obligations assumed by that person.

This Article shall not apply to the circumstances specified in Article 36 of this Chapter.

Article 35.	For the purposes of this Chapter, "financial assistance" includes (without limitation) the following meanings:

	(1)	gift;

(2)
guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the obligor), or compensation (other than compensation in respect of the Company's own default) or release or waiver of any rights;

	(3)	provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the novation of, or the assignment of rights arising under, such loan or agreement;

	(4)	any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

For the purpose of this Chapter, "incurring any obligations" includes the incurring of obligations by the changing of the obligor's financial position by way of contract or the making of arrangement (whether enforceable or not, and whether made on his own account or with any other persons), or by any other means.

Article 36.	The following transactions shall not be deemed to be activities prohibited by Article 34 of this Chapter:

	(1)	the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose in giving the financial assistance is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some larger purpose of the Company;

	(2)	the lawful distribution of the Company's assets by way of dividend;

	(3)	the allotment of bonus shares as dividends;

	(4)	a reduction of registered capital, a repurchase of shares of the Company or a reorganization of the share capital structure of the Company effected in accordance with these articles of association;

	(5)	the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits);

	(6)	the provision of money by the Company for contributions to staff and workers' shares schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

CHAPTER 6: SHARE CERTIFICATES AND REGISTER OF SHAREHOLDERS

Article 37.	Share certificates of the Company shall be in registered form.

The following items shall be stated on the share certificate of the Company:

	(1)	the Company's name;

	(2)	the date of registration of the Company;

	(3)	the class of the share certificate, the par value and the number of shares represented by the share certificate;

	(4)	the serial number of the share certificate;

	(5)	any other matters required by the Company Law and the Special Regulations;

	(6)	other items required to be stated by the stock exchanges on which the Company's shares are listed.

Article 38.
Share certificates of the Company shall be signed by the Chairman of the Company's board of directors. Where the stock exchanges on which the Company's shares are listed require other senior administrative officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior administrative officer(s). The share certificates shall take effect after being sealed or printed with the seal of the Company. The share certificates shall only be sealed with the Company's seal under the authorization of the board of directors. The signatures of the Chairman of the board of directors or other senior administrative officer(s) of the Company may be printed in mechanical form.

Article 39.	The Company shall keep a register of its shareholders and enter in the register the following particulars:

	(1)	the name (title) and address (residence), the occupation or nature of each shareholder;

	(2)	the class and quantity of shares held by each shareholder;

	(3)	the amount paid or agreed to be paid on the shares of each shareholder;

	(4)	the share certificate numbers of the shares held by each shareholder;

	(5)	the date on which each person was entered in the register as a shareholder;

	(6)	the date on which any shareholder ceased to be a shareholder.

Unless contrary evidence is shown, the register of shareholders shall be sufficient evidence of the shareholders' shareholdings in the Company.

Article 40.
The Company may, in accordance with the mutual understanding and agreements between the securities governing authority of the State Council and overseas securities regulatory organizations, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such share register. The original share register for holders of H Shares shall be maintained in Hong Kong.

A duplicate of the share register for holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company's residence. The appointed overseas agent(s) shall ensure the consistency between the original and the duplicate of the share register. If there is any inconsistency between the original and the duplicate of the share register for holders of Overseas-Listed Foreign-Invested Shares, the original shall prevail.

Article 41.	The Company shall have a complete register of shareholders which shall comprise the following:

	(1)	a part of the shareholders' register maintained at the Company's residence other than those parts mentioned in sub-paragraphs (2) and (3) of this Article;

	(2)	a part of the shareholders' register in respect of the holders ofOverseas-Listed Foreign-Invested Shares of the Company maintained in the place of the overseas stock exchange on which the shares are listed; and

	(3)	any other parts of the shareholders' register maintained at such otherplaces as the board of directors may consider necessary for the purpose of listing the shares of the Company.

Article 42.	Different parts of the shareholders' register shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

All the fully paid-up H Shares can be freely transferred in accordance with these articles of association. However, the board of directors may refuse to recognise any instrument of transfer without giving any reason, unless:

	(1)	a fee (for each instrument of transfer) of two dollars and fifty cents Hong Kong dollars or any higher fee as agreed by the Stock Exchange has been paid to the Company for registration of any transfer or any other document which is related to or will affect ownership of or change of ownership of the shares;

	(2)	the instrument of transfer only involves H Shares;

	(3)	the stamp duty chargeable on the instrument of transfer has been paid;

	(4)	the relevant share certificate and upon the reasonable request of the board of directors any evidence in relation to the right of the transferor to transfer the shares have been submitted;

	(5)	if it is intended to transfer the shares to joint owners, then the maximum number of joint owners shall not exceed four (4);

	(6)	the Company does not have any lien on the relevant shares.

The alteration and rectification of each part of the shareholders' register shall be carried out in accordance with the laws of the place where the register is maintained.

If the Company refuses to register any transfer of shares, the Company shall within two months of the formal application for the transfer provide the transferor and the transferee with a notice of refusal to register such transfer.

Article 43.
No changes in the shareholders' register due to the transfer of shares may be made within thirty (30) days before the date of a Shareholders' general meeting or within five (5) days before the record date for the Company's distribution of dividends.

Article 44.
Where the Company decides to convene a Shareholders' general meeting, distribute dividends, liquidate or carry out other activities which would require the determination of shareholdings, the board of directors shall fix a record date for the purpose of determining shareholdings. A person who is registered in the register as shareholders of the Company at the end of the record date shall be a shareholder of the Company.

Article 45.
Any person aggrieved and claiming to be entitled to have his name (title) to be entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

Article 46.
Any person who is a registered shareholder or who claims to be entitled to have his name (title) entered into the register of shareholders in respect of shares in the Company may, if his share certificate (the "original certificate") relating to the shares is lost, apply to the Company for a replacement new share certificate in respect of such shares (the "Relevant Shares").

If a shareholder of Domestic-Invested Shares loses his share certificate and applies to the Company for a replacement new share certificate, it shall be dealt with in accordance with article 150 of the Company Law.

If a shareholder of Overseas-Listed Foreign Shares loses his share certificate and applies to the Company for a replacement new share certificate, it may be dealt with in accordance with the law of the place where the original register of holders of Overseas-Listed Foreign-Invested Shares is maintained, rules of the stock exchange or other relevant regulations.

If a shareholder of H Shares loses his share certificate, the issue of a replacement new share certificate shall comply with the following requirements:

(1)	The applicant shall submit an application to the Company in a prescribed form accompanied by notarial certificate or a statutory declaration (i) stating the grounds upon which the application is made and the circumstances and the evidence of the loss; and (ii) declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

(2)	Before the Company decides to issue the replacement new share certificate, no statement made by any person other than the applicant declaring that his name shall be entered in the register of shareholders in respect of such shares has been received.

(3)	The Company shall, if it intends to issue a replacement new share certificate, publish a notice of its intention at least once every thirty (30) days in a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

(4)	The Company shall have, prior to publication of its intention to issue a replacement new share certificate, delivered to the stock exchange on which its shares are listed a copy of the notice to be published and may publish the notice upon receiving confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the Stock Exchange for a period of 90 days.

In the case of an application made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published;

	(5)	If, by the expiration of the 90-day period referred to in paragraphs (3) and (4) of this Article, the Company shall not have received from any person notice of any disagreement to such application, the Company may issue a replacement new share certificate to the applicant accordingly.

(6)
Where the Company issues a replacement new share certificate under this Article, it shall forthwith cancel the original share certificate and enter the cancellation and issue in the register of shareholders accordingly.

	(7)	All expenses relating to the cancellation of an original share certificate and the issue of a replacement new share certificate by the Company shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant.

Article 47.	Where the Company issues a replacement new share certificate pursuant to these articles of association, the name (title) of a bona fide purchaser gaining possession of such new share certificate or the person who is subsequently entered in the register of shareholders as holder of such shares (if he is a bona fide purchaser) shall not be removed from the register of shareholders.

Article 48.	The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issue of the new share certificate, unless the claimant proves that the Company has acted deceitfully.

CHAPTER 7: SHAREHOLDERS' RIGHTS AND OBLIGATIONS

Article 49.	A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.

A shareholder shall enjoy rights and bear obligations according to the class and proportion of the shares held by him; shareholders who hold shares of the same class shall enjoy the same rights and bear the same obligations.

Article 50.	The ordinary shareholders of the Company shall enjoy the following rights:

(1) the right to dividends and other distributions in proportion to the number of shares held;

(2)	the right to attend or appoint a proxy to attend Shareholders' general meetings and to vote thereat;

(3)	the right of supervisory management over the Company's business operations, and the right to present proposals or enquiries;

(4)	the right to transfer shares in accordance with laws, administrative regulations and provisions of these articles of association;

(5)	the right to obtain relevant information in accordance with the provisions of these articles of association, including:

(i)	the right to obtain a copy of these articles of association, subject to payment of the cost of such copy;

(ii)	the right to inspect and copy, subject to payment of a reasonable charge:

(a)	all parts of the register of shareholders;

(b)	personal particulars of each of the Company's directors, supervisors, general manager, deputy general managers and other senior administrative officers, including:

(aa) present name and alias and any former name or alias;

(bb) principal address (residence);

(cc) nationality;

(dd) primary and all other part-time occupations and duties;

(ee) identification documents and their relevant numbers;

(c)	state of the Company's share capital;

(d)	reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of last accounting year and the aggregate amount paid by the Company for this purpose;

(e)	minutes of Shareholders' general meetings and accountant's report,

	(6)	in the event of the termination or liquidation of the Company, to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

	(7)	other rights conferred by laws, administrative regulations and these articles of association.

Article 51.	The ordinary shareholders of the Company shall assume the following obligations:

	(1)	to abide by these articles of association;

	(2)	to pay subscription monies according to the number of shares subscribed and the method of subscription;

	(3)	other obligations imposed by laws, administrative regulations and these articles of association.

Shareholders are not liable to make any further contribution to the share capital other than as agreed by the subscriber of the relevant shares on subscription.

Article 52.	A controlling shareholder or an actual controlling person of the Company owes fiduciary duties to the Company and its public shareholders. A controlling shareholder shall exercise the rights as an investor in strict compliance with the laws. A controlling shareholder may not:

(1)
prejudice the legal rights and interests of the Company and its public shareholders by engaging in any connected transaction, distribution of profits, restructuring of assets, external investment, appropriation of funds, loan guarantee, etc.; or

	(2)	prejudice the legal rights and interests of the Company and its public shareholders by abusing its controlling position.

In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which shares of the Company are listed, a controlling shareholder shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of the shareholders generally or of some of the shareholders of the Company:

	(1)	to relieve a director or supervisor of his duty to act honestly in thebest interests of the Company;

	(2)	to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person), in any guise, of the Company's assets, including (without limitation) opportunities beneficial to the Company;

	(3)	to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (without limitation) rights to distributions and voting rights save pursuant to a restructuring submitted to shareholders for approval in accordance with these articles of association.

Other than the terms agreed by a shareholder upon subscription of the shares, such shareholder shall not be obliged to make any additional contribution to the share capital of the Company.

Article 53.	For the purpose of the foregoing Article, a "controlling shareholder" means a person who satisfies any one of the following conditions:

	(1)	he alone or acting in concert with others has the power to elect more than half of the board of directors;

	(2)	he alone or acting in concert with others has the power to exercise or to control the exercise of 30 per cent or more of the voting rights in the Company;

	(3)	he alone or acting in concert with others holds 30 per cent or more of the issued and outstanding shares of the Company;

	(4)	he alone or acting in concert with others in any other manner controls the Company in fact.

Article 54.	Subject to the compliance of relevant laws, regulations and rules,where the Company intends to issue preference shares, the rights and obligations of holders of such shares shall be resolved upon by the shareholders in general meeting.

CHAPTER 8: SHAREHOLDERS' GENERAL MEETINGS

Article 55.	The Shareholders' general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.

Article 56.	The Shareholders' general meeting shall have the following functions and powers:

	(1)	to decide on the Company's operational policies and investment plans;

	(2)	to elect and replace directors and decide on matters relating to the remuneration of directors;

	(3)	to elect and replace the supervisors who are representatives of shareholders and decide on matters relating to the remuneration of supervisors;

	(4)	to examine and approve reports of the board of directors;

	(5)	to examine and approve reports of the supervisory committee;

	(6)	to examine and approve the Company's proposed annual preliminary and final financial budgets;

	(7)	to examine and approve the Company's profit distribution plans and plans for making up losses;

	(8)	to decide on increases or reductions in the Company registered capital;

	(9)	to decide on matters such as merger, division, dissolution and liquidation of the Company;

	(10)	to decide on the issue of debentures by the Company;

	(11)	to decide on the appointment, dismissal and disengagement of the accountants of the Company;

	(12)	to amend these articles of association;

	(13)	to consider motions raised by shareholders who represent 5 per cent or more of the total shares of the Company carrying the right to vote;

	(14)	to decide on other matters which require resolutions of the shareholders in general meeting according to relevant laws, administrative regulations and provisions of these articles of association;

	(15)	to decide on matters which the board of directors may be delegated or authorized to deal with by the shareholders in general meeting.

Article 57.	The Company shall not, without the prior approval of shareholders in general meeting, enter into any contract with any person other than a director, supervisor, general manager, deputy general manager or other senior administrative officer whereby the management and administration of the whole or any substantial part of the business of the Company is to be handed over to such person.

Article 58.
Shareholders' general meetings are divided into annual general meetings and extraordinary general meetings. Shareholders' general meetings shall be convened by the board of directors. Annual general meetings are held once every year and within six (6) months from the end of the preceding financial year.

Under any of the following circumstances, the board of directors shall convene an extraordinary general meeting within two (2) months:

	(1)	when the number of directors is less than the number of directors required by the Company Law or two thirds of the number of directors specified in these articles of association;

	(2)	when the unrecovered losses of the Company amount to one third of the total amount of its share capital;

	(3)	when shareholder(s) holding 10 per cent or more of the Company's issued and outstanding shares carrying voting rights request(s) in writing the convening of an extraordinary general meeting;

	(4)	when deemed necessary by the board of directors or as requested by the supervisory committee.

Article 59.
When the company convenes a Shareholders' general meeting, written notice of the meeting shall be given forty five (45) days before the date of the meeting to notify all of the shareholders in the share register of the matters to be considered and the date and the place of the meeting. A shareholder who intends to attend the meeting shall deliver his written reply concerning the attendance of the meeting to the Company twenty (20) days before the date of the meeting.

Article 60.	When the Company convenes a shareholders' annual general meeting, shareholders holding 5 per cent or more of the total voting shares of the Company shall have the right to propose new motions in writing, and the Company shall place those matters in the proposed motions within the scope of functions and powers of the Shareholders' general meeting on the agenda.

A proposal for consideration at a Shareholders' general meeting shall meet the following requirements:

	(1)	its content does not contravene any laws or administrative regulations or these articles of association, and falls within the scope of the permissible matters for consideration at the Shareholders' general meeting;

	(2)	there is definite topic(s) and specific matter(s) for resolution; and

	(3)	it is submitted or delivered to the board of directors in writing.

The board of directors shall take into account the best interests of the Company and the shareholders when examining each proposal for consideration at a Shareholders' general meeting.

Article 61.
The Company shall, based on the written replies received twenty (20) days before the date of the Shareholders' general meeting from the shareholders, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting reaches one half or more of the Company's total voting shares, the Company may hold the meeting; if not, then the Company shall within five (5) days notify the shareholders again by public notice of the matters to be considered, the place and date for, the meeting. The Company may then hold the meeting after such publication of notice.

A shareholders' extraordinary general meeting shall not decide on any matter not stated in the notice of meeting.

Article 62.	A notice of meeting of shareholders shall meet the following requirements:

	(1)	be in writing;

	(2)	specify the place, the date and time of the meeting;

	(3)	state the matters to be discussed at the meeting;

	(4)	provide such information and explanation as are necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase shares, to reorganize the share capital, or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

	(5)	contain a disclosure of the nature and extent, if any, of the material interests of any director, supervisor, general manager, deputy general manager or other senior administrative officer in the proposed transaction and the effect of the proposed transaction on them in their capacity as shareholders in so far as it is different from the effect on the interests of the shareholders of the same class;

	(6)	contain the full text of any special resolution to be proposed at the meeting;

	(7)	contain conspicuously a statement that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a shareholder;

	(8)	specify the time and place for lodging proxy forms for the relevant meeting.

Article 63.
Notice of Shareholders' general meeting shall be served on the shareholders (whether or not entitled to vote at the meeting), by delivery or prepaid airmail to their addresses as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the meetings may be issued by way of public notice.

The public notice referred to in the preceding paragraph shall be published in one or more newspapers designated by the securities governing authority of the State Council within the interval between forty-five (45) days and fifty (50) days before the date of the meeting; after the publication of notice, the holders of Domestic-Invested Shares shall be deemed to have received the notice of the relevant Shareholders' general meeting.

Article 64.
The accidental omission to give notice of a meeting to, or the failure to receive the notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Article 64 (A)	The board of directors shall determine the record date with respect to each Shareholders' general meeting. The shareholders recorded on the Company's register of shareholders as of the record date for a Shareholders' general meeting shall be entitled to attend such Shareholders' general meeting. The shareholders who intend to attend a Shareholders' general meeting shall be required to register on such date and at such venue as indicated in the relevant notice.

Article 65.
Any shareholder entitled to attend and vote at a shareholders' meeting of the Company shall be entitled to appoint one or more other persons (whether a shareholder or not) as his or her proxies to attend and vote on his or her behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorization from that shareholder:

	(1)	the shareholder's right to speak at the meeting;

	(2)	the right to demand or join in demanding a poll;

	(3)	the right to vote by hand or on a poll, but proxies of a shareholderwho has appointed more than one proxy may only vote on a poll.

Where shareholder is a recognised clearing house within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any amendments thereto or re-enactment thereof from time to time, it may authorise such person or persons as it thinks fit to act as its representative (or representatives) at any Shareholders' general meeting or any meeting of any class of shareholders provided that, if more than one person is so authorised, the authorisation must specify the number and class of shares in respect of which each such person is so authorised. The person so authorised will be entitled to exercise the same power on behalf of the recognised clearing house as that clearing house (or its nominees) could exercise if it were an individual shareholder of the Company.

Article 66.
The instrument appointing a proxy shall be in writing under the hand of the appointer or his attorney duly authorized in writing, or if the appointer is a legal entity, either under seal or under the hand of a director or attorney duly authorized.

Article 67.
The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointer, a notarially certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution.
If the appointor is a legal person, its legal representative or such person as is authorized by resolution of its board of directors or other governing body may attend at any meeting of shareholders of the Company as a representative of the appointor.

Article 68.	Any form issued to a shareholder by the directors for use by him for appointing a proxy to attend and vote at meetings of the Company shall be such as to enable the shareholder, according to his free will, to instruct the proxy to vote in favour of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that in the absence of instructions by the shareholder the proxy may vote as he thinks fit.

Article 69.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that no notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its residence before the commencement of the meeting at which the proxy is used.

Article 70.	A proxy who attends a Shareholders' general meeting on behalf of a shareholder shall present his identification document. If a shareholder who is a legal person appoints its legal representative to attend the meeting, the legal representative shall present his own identification document and a notarially certified copy of the resolution of the board of directors or other governing body of the appointor or letter of authorization.

Article 70 (A).
Directors will be elected at Shareholders' general meetings through cumulative voting. When directors are elected through cumulative voting at Shareholders' general meetings, the number of total votes that a shareholder can exercise is the product of (i) the number of shares held by such shareholder, and (ii) the number of directors to be elected. A shareholder can give all his or her votes to one director candidate or divide his or her votes among several director candidates. Directors are elected at the Shareholders' general meetings based on the number of votes the director candidates receive.

Article 71.	Resolutions of Shareholders' general meetings shall be divided into ordinary resolutions and special resolutions.

To adopt an ordinary resolution, votes representing more than one half of the voting rights represented by the shareholders (including proxies) present at the meeting must be exercised in favour of the resolution in order for it to be passed.

To adopt a special resolution, votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting must be exercised in favour of the resolution in order for it to be passed.

The shareholders (including proxies) present at the meeting shall expressly state their agreement with or objection to every matter to be determined by voting. If a shareholder abstains from voting or casts an abstention vote, the Company shall disregard such vote as a voting share when counting the result of voting.

If any shareholder (including his or her proxy) who is required under relevant rules governing the listing of securities to abstain from voting on any particular resolution or is restricted to vote only for or against any particular resolution fails to comply with any such requirement or restriction, his or her vote shall not be counted towards the voting results.

Article 72.	Each matter up for consideration at a Shareholders' general meeting shall be voted upon at such Shareholders' general meeting.

A shareholder (including proxy), when voting at a Shareholders' general meeting, may exercise voting rights in accordance with the number of shares carrying the right to vote and each share shall have one vote.

Article 73.	At any general meeting of shareholders, a resolution shall bedecided on a show of hands unless a poll is (before or after any vote by show of hands) demanded:

	(1)	by the chairman of the meeting;

	(2)	by at least two shareholders entitled to vote present in person or by proxy;

	(3)	by one or more shareholders present in person or by proxy and representing 10 per cent or more of all shares carrying the right to vote at the meeting.

Unless a poll be so demanded, a declaration by the chairman that a resolution has on a show of hands been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn by the person who makes such demand.

The Company shall use various means to increase the attendance of the public shareholders at Shareholders' general meetings, including the use of modern information technologies (such as, for example, online voting facilities), provided that:

(1)
using such means would be permissible under all applicable laws and administrative regulations and/or is acceptable to relevant regulatory authorities as well as complies with and satisfies all relevant rules; and

	(2)	the legality and validity of a Shareholders' general meeting is assured.

Subject to all applicable laws and administrative regulations, the board of directors, the independent directors and certain qualified shareholders may solicit proxies from the shareholders to vote at a Shareholders' general meeting. No consideration shall be paid for any proxy and adequate information should be furnished to the shareholders whose proxies are solicited. The shareholders whose proxies are solicited should be encouraged to consult professional advisors. Any information that is furnished in connection with the solicitation of proxies must have been previously published and must be accurate and not misleading at the time of use.

Article 74.
A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question, shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

Article 75.	On a poll taken at a meeting, a shareholder (including proxy) entitled to two or more votes need not cast all his votes in the same way.

Article 76.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to one additional vote.

Article 77.	The following matters shall be resolved by an ordinary resolution at a Shareholders' general meeting:

	(1)	work reports of the board of directors and the supervisory committee;

	(2)	plans formulated by the board of directors for distribution of profits and for making up losses;

	(3)	removal of the members of the board of directors and members of the supervisory committee, their remuneration and method of payment;

	(4)	annual preliminary and final budgets, balance sheets and profit and loss accounts and other financial statements of the Company;

	(5)	matters other than those required by the laws and administrative regulations or by these articles of association to be adopted by special resolutions.

Article 78.	The following matters shall be resolved by a special resolution at a Shareholders' general meeting:

	(1)	the increase or reduction in share capital and the issue of shares ofany class, warrants and other similar securities;

	(2)	the issue of debentures of the Company;

	(3)	the division, merger, dissolution and liquidation of the Company;

	(4)	amendments to these Articles of Association;

	(5)	any other matters considered by the Shareholders' general meeting, resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and should be adopted by a special resolution.

Article 78 (A)		Subject to these articles of association, all applicable laws and administrative regulations and/or other rules or requirements that may be promulgated by relevant authorities from time to time, implementation of or application for any of the following matters requires approval by the shareholders at the Shareholders' general meeting and approval by votes representing more than half of the voting rights held by the public shareholders who vote at the Shareholders' general meeting:

(1)
the Company's follow-on public offering (including an offering of Overseas-Listed Foreign-Invested Shares or other equity securities), any offering of convertible bonds or any rights issue (except where a controlling shareholder undertakes prior to the Shareholders' general meeting to subscribe for the rights issue shares wholly in cash);

	(2)	restructuring of material assets with the total consideration for the assets acquired equal to or exceeding 120% of the audited book value of such assets;

	(3)	repayment of debts owed by a shareholder to the Company with equity shares of the Company;

	(4)	overseas listing of a subsidiary of the Company that has material effect on the Company; and

	(5)	any matters relating to the development of the Company that have material effect on the interests and rights of the public shareholders.

If a Shareholders' general meeting is convened in connection with any of the above matters, the Company shall provide the shareholders with online voting facilities, provided that doing so would be permissible under all applicable laws and administrative regulations and/or acceptable to relevant regulatory authorities and would comply with and satisfies all relevant rules.

Article 78 (B)	Under any of the above circumstances, after giving notice to shareholders of the Shareholders' general meeting, the Company shall publicly announce such notice within three (3) days after the relevant record date.

Article 79.	Shareholders requisitioning the convening of extraordinary general meetings of shareholders or class meetings shall abide by the following procedures:

	(1)	Two or more shareholders holding in aggregate 10 per cent or more of the shares carrying the right to vote at the meeting sought to be held shall sign one or more counterpart requisitions stating the object of the meeting and requiring the board of directors to convene a shareholders' extraordinary general meeting or a class meeting thereof. The board of directors shall as soon as possible proceed to convene the extraordinary general meeting of shareholders or a class meeting thereof after receiving the requisition.

The amount of shareholdings referred to above shall be calculated as at the date of the deposit of the requisition.

(2)	If the board of directors fails to issue a notice of such a meeting within thirty (30) days from the date of the receipt of the requisition, the requisitionists may themselves convene such a meeting in a manner as similar as possible as that in which shareholders' meetings are to be convened by the board of directors within four (4) months from the date of receipt of the requisition by the board of directors.

Any reasonable expenses incurred by the requisitionists by reason of the failure of the board of directors to duly convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be set off against sums owed by the Company to the directors in default.

Article 80.
The Chairman of the board of directors shall convene and take the chair of every Shareholders' general meeting. If the Chairman is unable to attend the meeting for any reason, the vice-chairman of the board of directors shall convene and take the chair of the meeting. If both the Chairman and vice-chairman of the board of directors are unable to attend the meeting, then the board of directors may designate a director to convene and take the chair of the meeting. If no chairman of the meeting has been so designated, shareholders present shall choose one person to be the chairman of the meeting. If for any reason, the shareholders shall fail to elect a chairman, then the shareholder (including proxy) present in person or by proxy and holding the largest number of shares carrying the right to vote thereat shall be the chairman of the meeting.

Article 81.	The chairman of the meeting shall be responsible for the determination of whether a resolution is passed. His decision, which is final and conclusive, shall be announced at the meeting and recorded in the minute book.

Public announcements shall be made with respect to the resolutions of the Shareholders' general meeting in accordance with the relevant regulations.

Article 82.
If the chairman of the meeting has any doubt as to the result of a resolution put to the vote of the meeting, he may have the votes counted. If the chairman of the meeting fails to have the votes counted, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may demand that the votes be counted immediately after the declaration of the result, the chairman of the meeting shall have the votes counted immediately.

Article 83.	If votes are counted at a Shareholders' general meeting, the result of the count shall be recorded in the minute book.

Article 84.	Minutes shall be made in respect of all resolutions passed at a Shareholders' general meeting and signed by directors present at the meeting. The minutes, shareholders' attendance lists and proxy forms shall be kept at the Company's residence.

Article 85.
Copies of the minutes of proceedings of any Shareholders' general meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder demands from the Company a copy of such minutes, the Company shall send a copy of such minutes to him within seven (7) days after having received reasonable charges.

CHAPTER 9: SPECIAL PROCEDURES FOR VOTING BY A CLASS OF SHAREHOLDERS

Article 86.	Those shareholders who hold different classes of shares are shareholders of different classes.

Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be shareholders of different classes.

A class of shareholders shall, in accordance with laws, administrative regulations and these articles of association, enjoy rights and bear obligations.

Article 87.
Rights conferred on any class of shareholders in the capacity of shareholders ("class rights") may not be varied or abrogated unless approved by a special resolution of shareholders in general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Articles 89 to 93.

Article 88.	The following circumstances shall be deemed to be variation or abrogation of the class rights of a class:

(1)
to increase or decrease the number of shares of such class, or increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of the shares of such class;

	(2)	to effect an exchange of all or part of the shares of such class into shares of another class or to effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class;

	(3)	to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of such class;

	(4)	to reduce or remove a dividend preference or a liquidation preference attached to shares of such class;

	(5)	to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of such class;

	(6)	to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of such class;

	(7)	to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of such class;

	(8)	to restrict the transfer or ownership of the shares of such class or add to such restriction;

	(9)	to allot and issue rights to subscribe for, or convert into, shares in the Company of such class or another class;

	(10)	to increase the rights or privileges of shares of another class;

	(11)	to restructure the Company where the proposed restructuring will result in different classes of shareholders bearing a disproportionate burden of such proposed restructuring;

	(12)	to vary or abrogate the provisions of this Chapter.

Article 89.	Shareholders of the affected class, whether or not otherwise having the right to vote at Shareholders' general meetings, shall nevertheless have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 88, but interested shareholder(s) shall not be entitled to vote at class meetings.

The meaning of "interested shareholder(s)" as mentioned in the preceding paragraph is:

	(1)	in the case of a repurchase of shares by offers to all shareholders or public dealing on a stock exchange under Article 30, a "controlling shareholder" within the meaning of Article 53;

	(2)	in the case of a repurchase of share by an off-market contract under Article 30, a holder of the shares to which the proposed contract relates;

	(3)	in the case of a restructuring of the Company, a shareholder within a class who bears less than a proportionate obligation imposed on that class under the proposed restructuring or who has an interest in the proposed restructuring different from the interest of shareholders of that class.

Article 90.	Resolutions of a class of shareholders shall be passed by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting who, according to Article 89, are entitled to vote at class meetings.

If any shareholder (including his or her proxy) who is required under relevant rules governing the listing of securities to abstain from voting on any particular resolution or is restricted to vote only for or against any particular resolution fails to comply with any such requirement or restriction, his or her vote shall not be counted towards the voting results.

Article 91.	Written notice of a class meeting shall be given forty-five (45) days before the date of the class meeting to notify all of the shareholders in the share register of the class of the matters to be considered, the date and the place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply concerning attendance at the class meeting to the Company twenty (20) days before the date of the class meeting.

If the number of shares carrying voting rights at the meeting represented  by the shareholders who intend to attend the class meeting reaches more than one half of the voting shares at the class meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days notify the shareholders again by public notice of the matters to be considered, the date and the place for the class meeting. The Company may then hold the class meeting after such publication of notice.

Article 92.	Notice of class meetings need only be served on shareholders entitled to vote thereat.

Meetings of any class of shareholders shall be conducted in a manner as similar as possible to that of general meetings of shareholders. The provisions of these articles of association relating to the manner to conduct any Shareholders' general meeting shall apply to any meeting of a class of shareholders.

Article 93.	The special procedures for voting at any meeting of a class of shareholders shall not apply to the following circumstances:

(1)
where the Company issues, upon the approval by special resolution of its shareholders in general meeting, either separately or concurrently once every twelve months, not more than 20 per cent of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares;

(2)	where the Company's plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the Securities Committee of the State Council.

CHAPTER 10: BOARD OF DIRECTORS AND INDEPENDENT DIRECTORS

Article 94.	The Company shall have a board of directors. The board of directors shall consist of eleven (11) directors. The board of directors shall have one Chairman and one Vice-chairman.

Article 95.	Directors shall be elected at the Shareholders' general meeting. The term of office of the directors is three (3) years. At the expiry of a director's term, the term is renewable upon re-election.

The director candidates shall be nominated by the board of directors or shareholders. The notice of nomination of directors and the notice by a director candidate of his or her willingness to be elected shall be given to and lodged with the Company on, at the earliest, the day after the despatch of the relevant notice of Shareholders' general meeting appointed for the election and seven days before the date of the Shareholders' general meeting.

Notice in writing of the intention to propose a person for election as a director and notice in writing by that person of his willingness to be elected shall have been given to the Company seven (7) days before the date of such Shareholders' general meeting.

The Chairman and the Vice-chairman shall be elected and removed by more than one half of all the members of the board of directors. The term of office of each of the chairman and the Vice-chairman is three (3) years, renewable upon re-election.

The Shareholders' general meeting may by ordinary resolution remove any director before the expiration of his term of office (but without prejudice to such director's right to claim damages based on any contract) on the condition that all the relevant laws and administrative regulations are fully complied with.

The Directors shall not be required to hold shares of the Company.

Article 96.	The board of directors is responsible to the Shareholders' general meeting and exercises the following powers:

(1)	to be responsible for the convening of the Shareholders' general meeting and to report on its work to the Shareholders' general meeting;

(2)	to implement the resolutions of the Shareholders' general meetings;

(3)	to decide on the Company's business plans and investment plans;

(4)	to formulate the Company's annual preliminary and final financial budgets;

(5)	to formulate the Company's profit distribution plan and plan for making up losses;

(6)	to formulate proposals for increases or reductions in the Company's registered capital and the issue of debentures of the Company;

(7)	to draw up plans for the merger, division or dissolution of the Company;

(8)	to decide on the establishment of the Company's internal management structure;

(9)	to appoint or dismiss the Company's general manager, and pursuant to the general manager's nominations to appoint or dismiss the deputy general manager and the financial controller of the Company and decide on their remuneration;

(10)	to establish the Company's basic management system;

(11)	to formulate proposals for any amendments of the Company's articles of association;

(12)	to exercise any other powers conferred by the Shareholders' general meetings.

Except the board of directors' resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (11) of this Article which shall be passed by more than two-thirds of all the directors, the board of directors' resolutions in respect of all other matters may be passed by more than one half of all the directors.

Article 97.
The board of directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four (4) months immediately preceding the proposed disposition, exceeds 33 per cent of the value of the Company's fixed assets as shown in the last balance sheet placed before the shareholders in general meeting.

For the purposes of this Article, disposition includes an act involving the transfer of an interest in assets but does not include the provision of fixed asset by way of security.

The validity of a disposition by the Company shall not be affected by the breach of the first paragraph of this Article.

Article 97 (A)	Any provision of guarantee by the Company for the benefit of any other person:

	(1)	must comply with and satisfy these articles of association, all applicable laws and administrative regulations and any other rules or requirements that may be promulgated by relevant authorities from time to time; and

	(2)	requires approvals by the audit committee of the board of directors, at least two-thirds of the board of directors and the shareholders at the Shareholders' general meeting.

Article 98.	The board of directors shall carry out its duties in compliance with the laws, administrative regulations, these articles of association and resolutions of the Shareholders' general meetings.

Article 99.	The Chairman of the board of directors shall exercise the following powers:

	(1)	to preside over Shareholders' general meetings and to convene and preside over meetings of the board of directors;

	(2)	to check on the implementation of resolutions of the board of directors;

	(3)	to sign the securities certificates issued by the Company;

	(4)	to exercise other powers conferred by the board of directors.

When the Chairman is unable to exercise his powers, the Chairman may designate the Vice-chairman to exercise such powers on the Chairman's behalf.

Article 100.	Meetings of the board of directors shall be held at least twice every year and convened by the Chairman of the board of directors. Notice of the meeting shall be served on all of the directors ten (10) days before the date of the meeting. In case of any urgent matters, the Chairman may convene an extraordinary meeting of the board of directors; upon requisition by more than one half of the directors, an extraordinary meeting of the board of directors must be held; upon requisition by more than one third of the directors or by the general manager, an extraordinary meeting of the board of directors may be held.

Article 101.	Meetings and extraordinary meetings of the board of directors shall be notified in the following ways:

(1) No notice of directors' regular meeting shall be required, if the time and place of regular meetings of the board of directors have been fixed by the board of directors in advance.

(2) Notice of the time and place of a meeting of the board of directors for which the time and place have not otherwise been set in advance by the board of directors shall be sent by the Chairman through the secretary to the board of directors to each of the directors and the chairman of the supervisory committee by telex, telegram, facsimile, express delivery, registered mail or personal delivery not less than ten (10) days before such meeting.

(3) Notice shall be in Chinese and, where necessary, in English also and shall include an agenda of the meeting.

Article 102.	Notice of a meeting shall be deemed to have been given to any director who attends the meeting without protesting against, before or at its commencement, any lack of notice.

Article 103.	Any regular or extraordinary meeting of the board of directors may be held by conference telephone or similar communication equipment so long as all directors participating in the meeting can clearly hear and communicate with each other, and all such directors shall be deemed to be present in person at the meeting.

Article 104.	Meetings of the board of directors shall be held only if more than half of the directors (including any director appointed pursuant to Article 105 below) are present.

A resolution of the board of directors shall be decided on a show of hands.

Each director shall have one vote. Unless otherwise provided for in these articles of association, a resolution of the board of directors must be passed by more than half of all the directors.

Where the number of votes cast for and against a resolution are equal, the Chairman of the board of directors shall have a casting vote.

Where a director or his or her associate(s) (as defined in the relevant rules governing the listing of securities) will benefit from, or has a material interest in, any resolution proposed at a board meeting, such director shall abstain from voting on such resolution at that board meeting. Such director shall not be counted in the quorum for the relevant meeting.

Article 105.
Directors shall attend the meetings of the board of directors in person. Where a director is unable to attend a meeting for any reason, he may appoint another director by a written power of attorney to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorization.

A Director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

In respect of any matter requiring the resolution of any extraordinary meeting of the board of directors, a resolution approved in writing by at least such number of directors as may be required pursuant to Article 96 of these Articles after the proposed resolution has been reduced into writing and delivered to all directors, shall be deemed to be a valid resolution and a board meeting shall be dispensed with.

Article 106.	The board of directors shall keep minutes of resolutions on matters discussed at meetings. The minutes shall be signed by the directors present at the meeting and the person who recorded the minutes. The directors shall be liable for the resolutions of the board of directors. If a resolution of the board of directors violates the laws, administrative regulations or these articles of association and results in the Company sustaining serious losses, the directors participating in the resolution are liable to compensate the Company. However, if it can be proven that a director expressly objected to the resolution when the resolution is voted on, and that such objection is recorded in the minutes of the meeting, such director may be released from such liability.

Article 106 (A)
At least one-third and not less than three of the members of the board of directors shall be independent directors, at least one of whom must be an accounting professional. Independent directors shall carry out duties faithfully, safeguard the interests of the Company and pay close attention to the protection of the legal rights and interests of the public shareholders from detriment.

Independent directors shall carry out duties independently and shall not be influenced by:

	(1)	any substantial shareholder or actual controlling person of the Company; or

	(2)	any interested entity or individual of the Company or any of its substantial shareholders or actual controlling persons.

Article 106 (B)
Except as provided otherwise under relevant laws and administrative regulations, the board of directors, the supervisory committee or any shareholder(s) individually or jointly holding more than 1% of the outstanding shares of the Company may nominate candidates for election at a Shareholders' general meeting as independent directors.

Article 106 (C)
Any material connected transaction of the Company and the retaining or dismissal of an accounting firm shall not be submitted for consideration by the board of directors unless it is approved by more than half of the independent directors. Consent of more than half of the independent directors is required for:

	(1)	any request by the independent directors to the board of directors to convene an extraordinary Shareholders' general meeting or a board meeting; or

	(2)	public solicitation for proxies from the shareholders prior to a Shareholders' general meeting.

With the consent of all independent directors, the independent directors may retain outside auditors or consultants for audit or consultation with respect to any specific matters of the Company. The Company shall bear the related expenses.

Article 106 (D)	The independent directors shall:

	(1)	attend the meetings of the board of directors as scheduled;

	(2)	familiarize themselves with the business operations of the Company; and

	(3)	make voluntary inquiries and gather the information and materials required for making decisions.

The independent directors shall submit to the shareholders' annual general meetings annual reports of all independent directors which should discuss the performance by the independent directors of their duties.

Article 106 (E)
The Company shall establish work procedures of independent directors. The secretary of the board of directors shall cooperate with independent directors with respect to the performance of their duties. The Company shall:

	(1)	ensure that the independent directors enjoy the same right of access to information as other directors;

	(2)	furnish the independent directors with relevant materials and information in a timely manner;

	(3)	make available information relating to the operations of the Company periodically; and

	(4)	arrange on-site visits for the independent directors, if necessary.

Article 106 (F)
The term of office of the independent directors shall be the same as that of other directors. Subject to all applicable laws and administrative regulations, at the expiry of an independent director's term, the term is renewable upon re-election. Any independent director shall not be dismissed without due cause prior to the expiration of his/her term of office. The Company shall disclose as a special discloseable matter any dismissal of an independent director prior to expiration of his/her term.

Article 106 (G)
An independent director may resign before his/her term of office expires. An independent director shall submit to the board of directors his/her letter of resignation, in which he/she shall explain any issue that is related to his/her resignation or warrants attention of the shareholders and the creditors of the Company.

If the resignation of any independent director causes the number of independent directors or directors to be less than the minimum number prescribed by law or these articles of association, the resigning independent director shall carry out his/her duties in accordance with the laws, administrative regulations and these articles of association until election of a successor independent director. The board of director shall convene a Shareholders' general meeting within two months for the election of the successor independent director. A resigning independent director may cease to carry out duties in the case of failure by the board of directors to convene the Shareholders' general meeting within the time limit.

CHAPTER 11: SECRETARY OF THE BOARD OF DIRECTORS

Article 107.	The Company shall have a secretary of the board of directors who shall be a senior administrative officer of the Company.

Article 108.
The secretary of the Company's board of directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of directors. His primary responsibilities are to ensure that:

	(1)	the Company has complete organisational documents and records;

	(2)	the Company prepares and delivers in accordance with law those reports and documents required by competent authorities entitled thereto;

	(3)	the Company's registers of shareholders are properly maintained, and that persons entitled to the Company's records and documents are furnished with such records and documents without delay.

	(4)	the Company has a department of investor relations that is specially responsible for strengthening the communications with the shareholders, especially the public shareholders. The secretary of the board of directors shall be in charge of the department of investor relations.

Article 109.
A director or other senior administrative officer of the Company may hold the office of the secretary of the board of directors concurrently. The accountant(s) of the certified public accountants firm appointed by the Company shall not act as the secretary of the board of directors.

Provided that where the office of secretary is held concurrently by a director, and an act is required to be done by a director and a secretary separately, the person who holds the office of director and secretary may not perform the act in dual capacity.

CHAPTER 12: GENERAL MANAGER

Article 110.
The Company shall have one general manager, who shall be appointed and dismissed by the board of directors. The Company shall have a number of deputy general managers who should assist the general manager in his work. The term of office of the general manager and deputy general managers is three (3) years and renewable upon re-election and reappointment.

Article 111.	The general manager shall be accountable to the board of directors and exercise the following functions and powers:

	(1)	to be in charge of the Company's production, operation and management and to organize the implementation of the resolutions of the board of directors;

	(2)	to organize the implementation of the Company's annual business plan and investment plan;

	(3)	to draft plans for the establishment of the Company's internal management structure;

	(4)	to establish the Company's basic management system;

	(5)	to formulate basic rules and regulations for the Company;

	(6)	to propose the appointment or dismissal of the Company's deputy general manager(s) and the financial controller;

	(7)	to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

	(8)	other powers conferred by these articles of association and the board of directors.

Article 112.	The general manager may be present at meetings of the board of directors. The general manager has no voting rights at the board meetings unless he is also a director.

Article 113.	The general manager and deputy general managers shall not, in exercising their powers, vary the resolutions of Shareholders' general meetings and those of the board of directors or exceed the scope of their authorities.

Article 114.
The general manager and deputy general managers, in performing their functions and powers shall act honestly and diligently and in accordance with laws, administrative regulations and these articles of association.

CHAPTER 13: SUPERVISORY COMMITTEE

Article 115.	The Company shall have a supervisory committee.

Article 116.
The supervisory committee shall be composed of 5 supervisors. The term of office of supervisors shall be three (3) years renewable upon re-election and re-appointment. The supervisory committee shall have one chairman who is subject to election or removal with the consent of two thirds or more of the members of the supervisory committee. The term of office of the chairman shall be three (3) years renewable upon re-election and re-appointment.

Article 117.	The supervisory committee shall comprise of 3 representatives of shareholders who shall be elected or removed by the shareholders in general meeting and 2 representatives of staff and workers of the Company who shall be elected or removed democratically by the staff and workers.

Article 118.	The directors, general manager, deputy general managers and financial controller shall not act concurrently as supervisors.

Article 119.	Meetings of the supervisory committee shall be held at least once a year, and shall be convened by the chairman of the supervisory committee.

A person convening a meeting of the supervisory committee shall notify all supervisors in writing 10 days prior to the meeting. A notice of meeting shall specify:

(1) the date and the place of the meeting;

(2) the length of the meeting;

(3) the matters and topics to be discussed; and

(4) the date of the notice.

Article 120.	The supervisory committee shall be accountable to the Shareholders' general meeting and exercise the following functions and powers in accordance with law:

(1) to examine the Company's financial situation;

(2)
to supervise the directors, general manager, deputy general managers and other senior administrative officers to see whether they act in contradiction with the laws, administrative regulations and these articles of association;

	(3)	to demand rectification from a director, the manager or any other senior administrative officer when the acts of such persons are harmful to the Company's interest;

	(4)	to check the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the Shareholders' general meetings and, should any queries arise, to authorize, in the name of the Company, a reexamination by the public certified accountants and practising auditors of the Company for the time being;

	(5)	to propose to convene a shareholders' extraordinary general meeting;

	(6)	to represent the Company in negotiation with or bringing an action against a director;

	(7)	other functions and powers specified in these articles of association.

Members of the supervisory committee shall be present at meetings of the board of directors.

Article 121.	Meetings of the supervisory committee shall be held only when more than half of the supervisors are present.

A resolution of the supervisory committee shall be decided on a show of hands. Each supervisor shall have one vote.

Resolutions of the supervisory committee shall be passed by two thirds or more of all of its members.

Article 122.
All reasonable fees incurred in respect of the employment of professionals such as lawyers, certified public accountants or practising auditors for the time being as are required by the supervisory committee in exercising its functions and powers shall be borne by the Company.

Article 123.	A supervisor shall carry out his duties honestly and faithfully in accordance with laws, administrative regulations and these articles of association.

CHAPTER 14: THE QUALIFICATIONS AND DUTIES OF THE
DIRECTORS, SUPERVISORS, GENERAL MANAGER, DEPUTY
GENERAL MANAGERS AND OTHER SENIOR ADMINISTRATIVE
OFFICERS OF THE COMPANY

Article 124.	A person may not serve as a director, supervisor, general manager, deputy general manager and any other senior administrative officer of the Company if any of the following circumstances apply:

	(1)	a person without capacity for civil conduct or with restricted capacity for civil conduct;

	(2)	a person who has committed an offence of corruption, bribery, infringement of property, misappropriation of property or sabotaging the social economic order and has been punished because of committing such offence; or who has been deprived of his political rights, in each case where less than five (5) years have elapsed since the date of the completion of implementation of his punishment;

	(3)	a person who is a former director, factory manager or manager of a company or enterprise which has entered into insolvent liquidation because of mismanagement and is personally liable for the insolvency of such company or enterprise, where less than three (3) years have elapsed since the date of the completion of the insolvency and liquidation of the company or enterprise;

(4)
a person who is a former legal representative of a company or enterprise which had its business licence revoked due to a violation of the law and who incurred personal liability, where less than three (3) years has elapsed since the date of the revocation of the business licence;

	(5)	a person who has a relatively large amount of debts due and outstanding;

	(6)	a person who is under criminal investigation or prosecution by judicial organs for violation of the criminal law which is not yet concluded;

	(7)	a person who is not eligible for enterprise leadership according to laws and administrative regulations;

	(8)	a non-natural person;

(9)
a person who is convicted of contravention of provisions of relevant securities regulations by a relevant competent authority, and such conviction involves a finding that he has acted fraudulently or dishonestly, where less than five (5) years has elapsed since the date of the conviction.

Article 125.
The validity of an act of a director, general manager, deputy general manager or other senior administrative officer on behalf of the
Company is not, vis-a-vis a bona fide third party, affected by any irregularity in his office, election or any defect in his qualification.

Article 126.
In addition to the obligations imposed by laws, administrative regulations or required by the listing rules of the stock exchange on which shares of the Company are listed, each of the Company's directors, supervisors, general manager, deputy general managers and other senior administrative officers owes a duty to each shareholder, in the exercise of the functions and powers of the Company entrusted to him:

	(1)	not to cause the Company to exceed the scope of business stipulated in its business licence;

	(2)	to act honestly in the best interests of the Company;

	(3)	not to expropriate in any guise the Company's property, including (without limitation) usurpation of opportunities advantageous to the Company;

(4)
not to expropriate the individual rights of shareholders, including (without limitation) rights to distribution and voting rights, save pursuant to a restructuring of the Company submitted to shareholders for approval in accordance with these articles of association.

Article 127.	Each of the Company's directors, supervisors, general manager, deputy general managers and other senior administrative officers owes a duty, in the exercise of his powers and discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Article 128.
Each of the Company's directors, supervisors, general manager, deputy general managers and other senior administrative officers shall exercise his powers or carry on his duties in accordance with the principle of fiduciary; and shall not put himself in a position where his duty and his interest may conflict. This principle includes (without limitation) discharging the following obligations:

	(1)	to act honestly in the best interests of the Company;

	(2)	to exercise powers within the scope of his powers and not to exceed those powers;

(3)	to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in general meeting, not to delegate the exercise of his discretion;

(4)	to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

(5)	except in accordance with these articles of association or with the informed consent of shareholders given in general meeting, not to enter into any contract, transaction or arrangement with the Company;

(6)	without the informed consent of shareholders given in general meeting, not to use the Company's property for his own benefit;

(7)	not to exploit his position to accept bribes or other illegal income or expropriate the Company's property by any means, including (without limitation) opportunities advantageous to the Company;

(8)	without the informed consent of shareholders given in general meeting, not to accept commissions in connection with the Company's transactions;

(9)	to abide by these articles of association, execute his official duties faithfully and protect the Company's interests, and not to exploit his position and power in the Company to advance his own private interests;

(10)	not to compete with the Company in any way unless with the informed consent of shareholders given in general meeting;

(11)	not to misappropriate the Company's funds or lend such funds to others, not to open accounts in his own name or other names for the deposit of the Company's assets and not to provide a guarantee for debts of a shareholder of the Company or other individual(s) with the Company's assets;

(12)	unless otherwise permitted by informed shareholders in general meeting, to keep in confidence information acquired by him in the course of and during his tenure and not to use the information other than in furtherance of the interests of the Company, save that disclosure of such information to the court or other governmental authorities is permitted if

		(i)	disclosure is made under compulsion of law;

		(ii)	the interests of the public require disclosure;

		(iii)	the interests of the relevant director, supervisor, general manager, deputy general manager or other senior administrative officers require disclosure.

Article 129.
Each director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company shall not cause the following persons or institutions ("associates") to do what he is prohibited from doing:

	(1)	the spouse or minor child of that director, supervisor, general manager, deputy general manager or other senior administrative officer;

(2)	a person acting in the capacity of trustee of that director, supervisor, general manager, deputy general manager or other senior administrative officer or any person referred to in the preceding sub-paragraph (1);

(3)	a person acting in the capacity of partner of that director, supervisor, general manager, deputy general manager or other senior administrative officer or any person referred to in sub-paragraphs (1) and (2) of this Article;

(4)
a company in which that director, supervisor, general manager, deputy general manager or other senior administrative officer, alone or jointly with one or more persons referred to in sub-paragraphs (l), (2) and (3) of this Article and other directors, supervisors, general manager, deputy general managers and other senior administrative officers have a de facto controlling interest;

	(5)	the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the controlled company referred to in the preceding sub-paragraph (4).

Article 130.
The fiduciary duties of the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company do not necessarily cease with the termination of their tenure. The duty of confidence in relation to trade secrets of the Company survives the termination of their tenure. Other duties may continue for such period as fairness may require depending on the time lapse between the termination and the act concerned and the circumstances under which the relationships between them and the Company are terminated.

Article 131.
Subject to Article 52, a director, supervisor, general manager, deputy general manager or other senior administrative officer of the
Company may be relieved of liability for specific breaches of his duty by the informed consent of shareholders given at a general meeting.

Article 132.	Where a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company, (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract, transaction or arrangement or proposal therefor is otherwise subject to the approval of the board of directors.

A director shall abstain from voting at a board meeting the purpose of which is to approve contracts, transactions or arrangements that such director or any of his or her associates (as defined in the relevant rules governing the listing of securities) has a material interest. Such director shall not be counted in the quorum for the relevant board meeting.

Unless the interested director, supervisor, general manager, deputy general manager or other senior administrative officer discloses his interests in accordance with this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the interested director, supervisor, general manager, deputy general manager or other senior administrative officer is not counted in the quorum and refrains from voting, a contract, transaction or arrangement in which that director, supervisor, general manager, deputy general manager or other senior administrative officer is materially interested is voidable at the instance of the Company except as against a bona fide party thereto acting without notice of the breach of duty by the interested director, supervisor, general manager, deputy general manager or other senior administrative officer.

For the purposes of this Article, a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is deemed to be interested in a contract, transaction or arrangement in which an associate of him is interested.

Article 133.	Where a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company gives to the board of directors a general notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements of any description which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding Article to be a sufficient declaration of his interests, so far as the content stated in such notice is concerned, provided that such general notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration on behalf of the Company.

Article 134.	The Company shall not in any manner pay taxes for or on behalf of a director, supervisor, general manager, deputy general manager or other senior administrative officer.

Article 135.
The Company shall not directly or indirectly make a loan to or provide any guarantee in connection with the making of a loan to a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company or of the Company's holding company or any of their respective associates. However, the following transactions are not subject to such prohibition:

	(1)	the provision by the Company of a loan or a guarantee of a loan to a company which is a subsidiary of the Company;

(2)
the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds to any of its directors, supervisors, general manager, deputy general managers and other senior administrative officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in general meeting;

	(3)	the Company may make a loan to or provide a guarantee in connection with the making of a loan to any of the relevant directors, supervisors, general manager, deputy general managers and other senior administrative officers or their respective associates in the ordinary course of its business on normal commercial terms, provided that the ordinary course of business of the Company includes the lending of money or the giving of guarantees.

Article 136.	A loan made by the Company in breach of the preceding Article shall be forthwith repayable by the recipient of the loan regardless of the terms of the loan.

Article 137.	A guarantee for repayment of loan provided by the Company in breach of Article 135 shall not be enforceable against the Company, unless:

(1)
the guarantee was provided in connection with a loan to an associate of any of the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company or of the Company's holding company and at the time the loan was advanced the lender did not know the relevant circumstances; or

	(2)	the collateral provided by the Company has been lawfully disposed ofby the lender to a bona fide purchaser.

Article 138.	For the purposes of the foregoing provisions of this Chapter, a "guarantee" includes an undertaking or property provided to secure the performance of obligations by the obligor.

Article 139.	In addition to any rights and remedies provided by the laws and administrative regulations, where a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is in breach of his duties to the Company, the Company has a right to:

(1)
claim damages from the director, supervisor, general manager, deputy general manager or other senior administrative officer in compensation for losses sustained by the Company as a result of such breach;

(2)
rescind any contract or transaction entered into by the Company with the director, supervisor, general manager, deputy general manager or other senior administrative officer or with a third party (where such third party knows or should know that there is such a breach of duties by such director, supervisor, general manager, deputy general manager or other senior administrative officer);

	(3)	demand an account of the profits made by the director, supervisor, general manager, deputy general manager or other senior administrative officer in breach of his duties;

	(4)	recover any monies received by the director, supervisor, general manager, deputy general manager or other senior administrative officer to the use of the Company, including (without limitation) commissions; and

(5)
demand payment of the interest earned or which may have been earned by the director, supervisor, general manager, deputy general manager or other senior administrative officer on the monies that should have been paid to the Company.

Article 140.	The Company shall, with the prior approval of shareholders in general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments include:

	(1)	emoluments in respect of his service as director, supervisor or senior administrative officer of the Company;

	(2)	emoluments in respect of his service as director, supervisor or senior administrative officer of any subsidiary of the Company;

	(3)	emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

	(4)	payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

Except under a contract entered into in accordance with the foregoing, no proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article.

Article 141.	The contract concerning the emoluments between the Company and its directors or supervisors should provide that in the event of a takeover of the Company, the Company's directors and supervisors shall, subject to the prior approval of the shareholders in general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. A takeover of the Company referred to in this paragraph means any of the following:

	(1)	an offer made by any person to the general body of shareholders;

	(2)	an offer made by any person with a view to the offeror becoming a "controlling shareholder" within the meaning of Article 53.

If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of the said offer made. The expenses incurred in distributing that sum pro rata amongst those persons shall be borne by the relevant director or supervisor and not paid out of that sum.

CHAPTER 15: FINANCIAL AND ACCOUNTING SYSTEMS AND PROFIT DISTRIBUTION

Article 142.
The Company shall establish its financial and accounting systems and internal audit system in accordance with laws, administrative regulations and PRC accounting standards formulated by the finance regulatory department of the State Council.

Article 143.	At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified as provided by law.

The Company's financial reports shall include the following accounting statements and schedules:

	(1)	balance sheet;

	(2)	profit and loss statement;

	(3)	statement of financial changes;

	(4)	explanation of financial conditions;

	(5)	profit distribution statement.

Article 144.	The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports as are required by any laws, administrative regulations or directives promulgated by competent regional and central governmental authorities to be prepared by the Company.

Article 145.
The Company's financial reports shall be made available for shareholders' inspection at the Company twenty (20) days before the date of every shareholders' annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this  Chapter.

The Company shall deliver or send to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said reports not later than twenty-one (21) days before the date of every annual general meeting of shareholders.

Article 146.
The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, be prepared in accordance with either international accounting standards, or that of the place outside the PRC where the Company's shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the financial statements. When the Company is to distribute its after-tax profits, the lower of the after-tax profits as shown in the two financial statements shall be adopted.

Article 147.
Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC accounting standards and regulations, and also in accordance with either international accounting standards or that of the overseas place where the Company's shares are listed.

Article 148.
The Company shall publish its financial reports twice every fiscal year, that is, the interim financial report shall be published within sixty (60) days after the expiration of the first six (6) months of each fiscal year; the annual financial report shall be published within one hundred and twenty (120) days after the expiration of each fiscal year.

Article 149.	The Company shall not keep accounts other than those provided by law.

Article 150.
The Company shall implement an internal auditing system, and establish an internal auditing organization or provide internal auditing personnel to undertake the internal auditing and supervision over the Company's income and expenses and other economic activities under the leadership of the supervisory committee.

Article 151.	The Company's after-tax profit shall be allocated in accordance with the following order:

	(1)	making up for losses;

	(2)	allocation to the statutory common reserve fund;

	(3)	allocation to the statutory common welfare fund;

	(4)	allocation to the discretionary common reserve fund upon approval by resolution of the Shareholders' general meeting;

	(5)	payment of dividends in respect of ordinary shares.

The board of directors shall, in accordance with the laws and administrative regulations of the State (if any) and the Company's operation and development requirements, determine the detail proportions of profit distributions in items (2) to (5) above and submit its determination to the Shareholders' general meeting for approval.

Article 152.	Capital common reserve fund includes the following items:

	(1)	premium on shares issued at a premium price;

	(2)	any other income designated for the capital common reserve fund by the regulations of the finance regulatory department of the State Council.

Article 153.	The common reserve fund of the Company shall be applied to the following purposes:

	(1)	making up losses;

	(2)	expansion of the Company's production and operation;

	(3)	transfer or increase of capital.

When the Company converts its common reserve fund into its capital upon a resolution adopted in Shareholders' general meeting, the Company shall either distribute new shares in proportion to the shareholders' number of shares, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to capital, the balance of the statutory common reserve fund may not fall below 25 per cent of the registered capital.

Article 154.	The Company's statutory common welfare fund is used for the collective welfare of the Company's staff and workers.

Article 155.	The Company shall not declare dividend before making up its losses and allocating funds to the statutory common reserve fund and statutory common welfare fund.

Article 156.	Dividends shall be distributed in accordance with the proportion of shares held by shareholders.

Unless otherwise resolved by the Shareholders' general meeting, the Company apart from distributing annual dividends, may by its board of directors acting under the power conferred by the Shareholders' general meeting, distribute interim dividends. Unless otherwise stipulated by laws or administrative regulations, the amount of interim dividends distributed shall not exceed 50 per cent of the distributable profits as stated in the interim profits statement of the Company.

Article 157.	The Company may distribute dividends in the following manner:

	(1)	cash;

(2) shares.

Article 158.	Dividends or other payments declared by the Company to be payable to holders of Domestic-Invested Shares shall be declared and calculated in Renminbi, and paid in Renminbi; and those payable to holders of Foreign-Invested Shares shall be declared and calculated in Renminbi, and paid in the local currency at the place where such Foreign-Invested Shares are listed (if there is more than one place of listing, then the principal place of listing as determined by the board of directors).

Foreign currency required by the Company for payment of dividends or other sums to holders of Foreign-Invested Shares shall be handled in accordance with the relevant foreign exchange control regulations of the State. If there is no applicable regulation, the applicable exchange rate shall be the average closing rate for the relevant foreign currency announced by the Peoples' Bank of China for the week prior to the announcement of the payment of dividend or other sums.

Article 159.	The Company shall, in accordance with the People's Republic of China's tax law, withhold and make payments on behalf of shareholders in respect of their tax payable on their dividends income.

Article 160.
The Company shall appoint on behalf of the holders of the Overseas-Listed Foreign-Invested Shares receiving agents to receive on behalf of such shareholders dividends declared and all other monies owing by the Company in respect of their shares.

The receiving agents appointed by the Company shall comply with the relevant requirements of the law of the place and relevant regulations of the stock exchange where the Company's shares are listed.

The receiving agents appointed on behalf of holders of H Shares shall be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

CHAPTER 16: APPOINTMENT OF ACCOUNTANTS FIRM

Article 161.
The Company shall appoint an independent firm of accountants which is qualified under the relevant regulations of the State to audit the Company's annual report and review the Company's other financial reports.

The first accountants firm of the Company may be appointed by the inaugural meeting of the Company before the first annual general meeting and the accountants firm so appointed shall hold office until the conclusion of the first annual general meeting.

If the inaugural meeting fails to exercise its powers under the preceding paragraph, those powers shall be exercised by the board of directors.

Article 162.	The accountants firm appointed by the Company shall hold office from the conclusion of the annual general meeting of shareholders until the conclusion of the next annual general meeting of shareholders.

Article 163.	The accountants firm appointed by the Company shall have the following rights:

(1)
A right of access at any time to the books and records and vouchers of the Company, and shall be entitled to require from the directors, general manager, deputy general managers and other senior administrative officers of the Company any relevant information and explanation;

(2) A right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the purposes of discharging its duties;

(3) A right to attend Shareholders' general meetings and to receive all notices of, and other communications relating to, any Shareholders' general meeting which any shareholder is entitled to receive, and to speak at any Shareholders' general meeting in relation to matters concerning its role as the Company's accountants firm.

Article 164.
Before the convening of the Shareholders' general meeting, the board of directors may fill any casual vacancy in the office of an accountants firm, but while any such vacancy continues, the surviving or continuing firms, if any, may act.

Article 165.
The shareholders in general meeting may by ordinary resolution remove an accountants firm before the expiration of its term of office, notwithstanding the stipulations in the contract between the Company and the firm, but without prejudice to the firm's right to claim, if any, for damages in respect of such removal.

Article 166.
The remuneration of an accountants firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in general meeting. The remuneration of an accountants firm appointed by the board of directors shall be determined by the board of directors.

Article 167.
The Company's appointment of, removal of and non-reappointment of an accountants firm shall be resolved upon by shareholders in general meeting. The resolution of the Shareholders' general meeting shall be filed with the securities governing authority of the State Council.

Where it is proposed that any resolution be passed at a Shareholders' general meeting concerning the appointment of an accountants firm which is not an incumbent firm to fill a casual vacancy in the office of the accountants firm; re-appointment of a retiring accountants firm which was appointed by the board of directors of the Company to fill a casual vacancy; or removal of the accountants firm before the expiration of its term of office, the following provisions shall apply:

	(1)	A copy of the proposal shall be sent before notice of meeting is given to the shareholders to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year (leaving includes leaving by removal, resignation and retirement).

(2)
If the firm leaving its post makes representations in writing and requests the Company to notify such representations to the shareholders, the Company shall (unless the representations are received too late):

		(i)	in any notice of the resolution given to shareholders, state the fact of the representations having been made; and

		(ii)	attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in these Articles.

	(3)	If the firm's representations are not sent in accordance with the preceding sub-paragraph (2), the relevant firm may (in addition to its right to be heard) require that the representations be read out at the meeting.

	(4)	An accountants firm which is leaving its post shall be entitled to attend:

		(i)	the Shareholders' general meeting at which its term of office would otherwise have expired;

		(ii)	any Shareholders' general meeting at which it is proposed to fill the vacancy caused by its removal; and

(iii)
any Shareholders' general meeting convened on its resignation; and to receive all notices of, and other communications relating to, any such meetings, and to speak at any such meeting in relation to matters concerning its role as the former accountants firm of the Company.

Article 168.
Prior to the removal or the non-renewal of the appointment of the accountants firm, notice of such removal or non-renewal shall be given to the accountants firm and such firm shall be entitled to make representation at the Shareholders' general meeting. Where the accountants firm resigns its post, it shall make clear to the Shareholders' general meeting whether there has been any impropriety on the part of the Company.

An accountants firm may resign its office by depositing at the Company's legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice and such notice shall include the following:

	(1)	a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company;

	(2)	a statement of any such circumstances.

Where a notice is deposited under the preceding subparagraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding subparagraph (2), a copy of such statement shall be placed at the Company for shareholders' inspection. The Company should also send a copy of such statement by prepaid mail to every holder of Overseas-Listed Foreign-Invested Shares at the address registered in the register of shareholders.

Where the accountants firm's notice of resignation contains a statement of any circumstance which should be brought to the notice of the shareholders or creditors of the Company, it may require the board of directors to convene a shareholders' extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

CHAPTER 17: INSURANCE

Article 169.
The types of coverage, the insured amounts and periods of the Company's insurance shall be decided at a meeting of the board of directors based on the circumstances of the Company and the practices of similar industries in other countries and the practice and legal requirements in China.

CHAPTER 18: LABOUR AND PERSONNEL MANAGEMENT
SYSTEMS
Article 170.
The Company shall, in accordance with the relevant provisions of the Labour Law of the People's Republic of China and other relevant laws or regulations of the State, formulate its labour and personnel management systems which shall be appropriate to its particular circumstances.

CHAPTER 19: TRADE UNION

Article 171.	The Company shall establish trade union organizations and organize staff and workers to carry out trade union activities in accordance with the Trade Union Law of the People's Republic of China.

The Company shall allocate funds to the trade union in accordance with the Trade Union Law of the People's Republic of China. Such fund shall be used by the trade union of the Company in accordance with the "Measures for the Management of Trade Union Funds" formulated by the All China Federation of Trade Unions.

CHAPTER 20: MERGER AND DIVISION OF THE COMPANY

Article 172.
In the event of the merger or division of the Company, a plan shall be presented by the Company's board of directors and shall be approved in accordance with the procedures stipulated in these articles of association and then the relevant examining and approving formalities shall be processed as required by law. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire that dissenting shareholder's shareholding at a fair price. The contents of the resolution of merger or division of the Company shall be made into special documents for shareholders' inspection.

Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares.

Article 173.	The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company. In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company's resolution to merge and shall publish a public notice in a newspaper at least three times within thirty (30) days of the date of the Company's resolution to merge. A creditor has the right within thirty (30) days of receiving such notice from the Company or, for creditors who do not receive the notice, within ninety (90) days of the date of the first public notice, to demand that the Company repay its debts to that creditor or provide a corresponding guarantee for such debt. Where the company fails to repay its debts or provide corresponding guarantees for such debts, it may not be merged.

At the time of merger, rights in relation to debtors and indebtedness of each of the merged parties shall be assumed by the company which survives the merger or the newly established company.

Article 174.	When the Company is divided, its assets shall be split up accordingly.

In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company's resolution to divide and shall publish a public notice in a newspaper at least three times within thirty (30) days of the date of the Company's resolution to divide. A creditor has the right within thirty (30) days of receiving such notice from the Company or, for creditors who do not receive the notice, within ninety (90) days of the date of the first public notice to demand that the Company repay its debts to that creditor or provide a corresponding guarantee for such debt. Where the Company fails to repay its debts or provide corresponding guarantees for such debts, it may not be divided.

Debts of the Company prior to division are assumed by the post-division companies in accordance with the agreements entered into.

Article 175.
When the Company merges or divides and there is a change in any item in its registration, the Company shall change its registration with the companies registration authority in accordance with the law. When the Company dissolves, the Company shall cancel its registration in accordance with the law. When a new company is established, its establishment shall be registered in accordance with the law.

CHAPTER 21: DISSOLUTION AND LIQUIDATION

Article 176.	The Company shall be dissolved and liquidated upon the occurrence of any of the following events:

	(1)	a resolution for dissolution is passed by shareholders at a generalmeeting;

	(2)	dissolution is necessary due to a merger or division of the Company;

	(3)	the Company is legally declared insolvent due to its failure to repay debts due; and

	(4)	the Company is ordered to close down because of its violation of laws and administrative regulations.

Article 177.
A liquidation group shall be set up within fifteen (15) days of the Company being dissolved pursuant to sub-paragraph (1) of the preceding Article, and the composition of the liquidation group of the Company shall be determined by an ordinary resolution of shareholders in general meeting. If a liquidation group to carry out liquidation procedures is not set up within the specified time limit, the creditors may apply to the People's Court to have it designate relevant persons to form a liquidation group in order to carry out liquidation procedures.

Where the Company is dissolved under sub-paragraph (3) of the preceding Article, the People's Court shall in accordance with provisions of relevant laws organise the shareholders, relevant organizations and relevant professional personnel to establish a liquidation group to carry out liquidation procedures.

Where the Company is dissolved under sub-paragraph (4) of the preceding Article, the relevant governing authorities shall organise the shareholders, relevant organisations and professional personnel to establish a liquidation group to carry out liquidation procedures.

Article 178.	Where the board of directors proposes to liquidate the Company due to causes other than where the Company has declared that it is insolvent, the board shall include a statement in its notice convening a Shareholders' general meeting to consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the board of directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.

Upon the passing of the resolution by the shareholders in general meeting for the liquidation of the Company, all functions and powers of the board of directors shall cease.

The liquidation group shall act in accordance with the instructions of the Shareholders' general meeting to make a report at least once every year to the Shareholders' general meeting on the committee's receipts and payments, the business of the Company and the progress of the liquidation; and to present a final report to the Shareholders' general meeting on completion of the liquidation.

Article 179.
The liquidation group shall within ten (10) days of its establishment send notices to creditors, and within sixty (60) days of its establishment publish a public notice in a newspaper at least three times. A creditor shall within thirty (30) days of receiving notice, or for creditors who do not receive notice, within ninety (90) days of the date of the first public notice, report its creditors' rights to the liquidation group.

When reporting creditors' rights, the creditor shall provide an explanation of matters relevant to the creditor's rights and shall provide materials as evidence. The liquidation group shall carry out registration of creditors' rights.

Article 180.	During the liquidation period, the liquidation group shall exercise the following functions and powers:

	(1)	to sort out the Company's assets and prepare a balance sheet and an inventory of assets respectively;

	(2)	to send notices to creditors or notify them by public notice;

	(3)	to dispose of and liquidate any relevant unfinished business matters of the Company;

	(4)	to pay all outstanding taxes;

	(5)	to settle claims and debts;

	(6)	to deal with the assets remaining after the Company's debts have been repaid;

	(7)	to represent the Company in any civil litigation proceedings.

Article 181.	After sorting out the Company's assets and the preparation of the balance sheet and an inventory of assets, the liquidation group shall formulate a liquidation plan and present it to a Shareholders' general meeting or to the relevant governing authority for confirmation.

To the extent that the Company is able to repay its debts, it shall, in the following order, pay: the liquidation expenses, wages of staff and workers, labour insurance fees, outstanding taxes, and the Company's debts.

The assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the proportion of their shareholdings.

During the liquidation period, the Company shall not commence any new operational activities.

Article 182.
If after putting the Company's assets in order and preparing a balance sheet and an inventory of assets in connection with the liquidation of the Company resulting from dissolution, the liquidation group discovers that the Company's assets are insufficient to repay the Company's debts in full, the liquidation group shall immediately apply to the People's Court for a declaration of insolvency.

Article 183.	After a Company is declared insolvent by a ruling of the People's Court, the liquidation group shall turn over liquidation matters to the People's Court.

Following the completion of liquidation, the liquidation group shall present a report on liquidation and prepare a statement of the receipts and payments during the period of liquidation and financial books and records which shall be audited by Chinese registered accountants and submitted to the Shareholders' general meeting or the relevant governing authority for confirmation.

The liquidation group shall also within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the companies registration authority and apply for cancellation of registration of the Company, and publish a public notice relating to the termination of the Company.

CHAPTER 22: PROCEDURES FOR AMENDMENT OF THE
COMPANY'S ARTICLES OF ASSOCIATION

Article 184.	The Company may amend its articles of association in accordance with the requirements of laws, administrative regulations and the Company's articles of association.

Article 185.
The amendments to the Company's articles of association involving the contents of the Mandatory Provisions shall become effective upon approvals by the Securities Committee of the State Council and the companies approving department authorized by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for registration of the changes in accordance with law.

CHAPTER 23: SETTLEMENT OF DISPUTES

Article 186.	The Company shall act according to the following principles to settle disputes:

(1)
Whenever any disputes or claims arising between: holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested Shares and the Company's directors, supervisors, general manager, deputy general managers or other senior administrative officers; or holders of the Overseas-Listed Foreign-Invested Shares and holders of Domestic-Invested Shares, based on these articles of association or any rights or obligations conferred or imposed by the Company Law or any other relevant PRC laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.

Where a dispute or claim of rights referred to in the preceding paragraph is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall abide by the arbitration provided that such person is the Company or the Company's shareholder, director, supervisor, general manager, deputy general manager or other senior administrative officer. Disputes in relation to the definition of shareholders and disputes in relation to the shareholders' register need not be resolved by arbitration.

(2)
A claimant may elect arbitration at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Centre in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects arbitration at Hong Kong International Arbitration Centre, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Centre.

(3)	If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the People's Republic of China shall apply, save as otherwise provided in laws and administrative regulations.

(4)	The award of an arbitration body shall be final and conclusive and binding on all parties.

CHAPTER 24: SUPPLEMENTARY

Article 187.	Any reference in these articles of association to the publication of public notices in a newspaper shall be interpreted as requiring publication in such newspaper as designated or required in accordance with relevant laws, administrative regulations or rules and, if the relevant notice is required to be given to holder of H Shares, as also requiring the relevant notice to be published in such newspapers as may be required by the term "published in the newspapers" (as defined in the Rules Governing the Listing of Securities on the Stock Exchange).

Article 188.	In these articles of association, the meaning of an accountants firm is the same as that of "auditors".